Exhibit 99.1

Nov. 13, 2007	CONTACTS:

Rick FitzGerald
Phone: 281-408-1203
EAGLE ROCK ENERGY PARTNERS, L.P. REPORTS STRONG THIRD QUARTER
RESULTS; ADJUSTED EBITDA OF $45.1 MILLION AS COMPARED TO
$22.2 MILLION IN SECOND QUARTER
HOUSTON — Eagle Rock Energy Partners, L.P. (Nasdaq: EROC) (“Eagle Rock” or the “Partnership”) today reported its financial results for the third quarter ended September 30, 2007.
For the third quarter of 2007, the Partnership reported $276.9 million of revenues as compared to revenues of $151.6 million for the third quarter of 2006 and $174.4 million for the second quarter of 2007. The Partnership reported Net Income of $9.4 million for the third quarter of 2007, compared to Net Income of $12.9 million for the same period in 2006 and a loss of $23.8 million in the second quarter of 2007. Included in Net Income for the third quarter of 2007 is a non-cash, unrealized risk management gain of $0.4 million as compared to a gain of $7.9 million in the third quarter of 2006 and a loss of $22.3 million in the second quarter of 2007.
Adjusted EBITDA for the third quarter of 2007 is $45.1 million as compared to $24.2 million for the same quarter of 2006 and $22.2 million in the second quarter of 2007. Contributing to the higher Adjusted EBITDA number in the third quarter of 2007 was two months of operations of the assets acquired in the Escambia Asset Co. LLC and Escambia Operating Co. LLC (“EAC”) and Redman Energy entities (“Redman”) acquisitions as well as improved performance from the Partnership’s midstream assets. An additional factor contributing to higher Adjusted EBITDA is the Partnership’s record throughput volumes during the third quarter of 2007, averaging 427 MMcf/d of wellhead volumes and improved margins at its midstream segment. Operation and maintenance costs increased by $7.8 million from third quarter 2006 to third quarter 2007 and by $5.7 million from second quarter 2007 to third quarter 2007, reflecting the added operations expenses from the Upstream acquisitions and increased operating costs associated with the initial operation of the recently-installed Red Deer Processing Facility in Roberts County, Texas.
“We had a very positive third quarter in all three lines of our business — midstream, upstream and minerals,” said Joseph A. Mills, chairman and chief executive officer. “As a result of the EAC and Redman acquisitions, the Partnership has transformed into an integrated master limited partnership with Segment Gross Profit contributions of 65% from our Midstream Business, 27% from our Upstream Segment and 8% from our Minerals Segment.”
Mills continued, “Our Midstream Segment enjoyed a very strong quarter with record throughput across our systems and improved run times and recoveries, especially in our Texas Panhandle Segment. With the contribution of our newly commissioned Red Deer Processing Facility and the increased efficiencies from the turnaround of our

Arrington Facility back in May 2007, located in Roberts and Hemphill Counties, Texas (respectively), the Texas Panhandle Segment has significantly contributed to our improved performance in the third quarter. The Red Deer Processing Facility and Arrington Facility are currently operating at capacity, validating our expected volume growth in the Granite Wash play in this area. In addition, we continue to see volume growth in both our East Texas and Louisiana Segment and our South Texas Segment.”
Mills continued, “Our Minerals Segment continues to generate strong cash flows given higher commodity prices and ongoing leasing and drilling activity by the E&P industry across those assets. With the closing of the EAC and Redman acquisitions on July 31, 2007, we now are an operator of upstream assets and these properties have positively impacted our financial results in the third quarter. These acquisitions were immediately accretive to our financial results starting in August, and as a result, we are solidly established in our Upstream Segment.”
Mills concluded, “With the announced increase in the distribution payable on November 14, 2007 to all of our unitholders of record as of November 8, 2007 (including our general partner and the holder of our subordinated units), we are still planning to recommend to our Board an increase in the distribution per unit for the fourth quarter of 2007, as previously disclosed. At this time, we expect to be able to support our planned distribution recommendation for the fourth quarter 2007, subject to a review of future operating results including production, commodity prices, operating costs, capital requirements and other factors affecting Eagle Rock’s business. With $331.5 million raised through private equity placements since May 2007, our balance sheet is stronger than it has ever been with a debt to total capital of approximately 39%. A strong balance sheet provides us with a high degree of financial flexibility and enables us to pursue our growth strategies in the face of tightening credit markets.”
Eagle Rock will host a conference call to discuss third quarter financial results on Wednesday, November 14, 2007, at 9 a.m. CT (10 a.m. ET). Interested parties may listen live over the Internet or via telephone. To participate live over the Internet, log on to the company’s Web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 800-510-0146, confirmation code 78415216.
An audio replay of the conference call will also be available for seven days by dialing 888-286-8010, confirmation code 44596979. A replay will also be available by accessing the company’s Web site for a period of 60 days from the original broadcast date.
Eagle Rock Energy Partners, L.P. is a growth-oriented midstream and upstream energy partnership engaged in the businesses of: (i) gathering, compressing, treating, processing, transporting and selling natural gas, (ii) fractionating and transporting natural gas liquids, and (iii) acquiring, developing, and producing oil and gas interests. Its corporate office is located in Houston, Texas.
Adjusted EBITDA is defined as net income (loss) plus income tax provision, interest-net (including both realized and unrealized interest rates risk management activities),

depletion, depreciation and amortization expense, other operating expense, other non-cash operating and general and administrative expenses (including non-cash compensation related to our equity-based compensation program) less non-realized revenues risk management instrument gain (loss) activities and other income/(expense).
Segment Gross Profit is defined as operating revenues less the purchase of natural gas and NGLs expense. Operating revenues include both realized and unrealized revenue risk management activities.
This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause the partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.

Eagle Rock Energy Partners, L.P.
Consolidated Statements of Operations
(unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
($ in thousands)	2007	2006	2007	2006

REVENUE:

Natural gas, natural gas liquids, condensate and oil sales	$253,056	$132,907	$554,797	$373,001
Gathering, compression and processing fees	7,723	4,549	19,271	10,495
Minerals and royalty income	6,009	—	9,201	—
Gain/(loss) on risk management instruments	8,688	14,031	(26,209)	(21,209)
Other income	1,388	109	1,007	436

Total Revenue	276,864	151,596	558,067	362,723

COSTS AND EXPENSES:
Cost of natural gas and natural gas liquids	196,839	100,723	451,838	288,881
Operations and maintenance	16,883	9,094	36,017	23,892
Taxes other than income	2,746	651	4,364	1,045
General and administrative	7,196	2,446	16,587	8,063
Other operating	220	—	1,931	—
Depletion, depreciation and amortization	25,105	11,244	50,883	31,459

Total Costs and Expenses	248,989	124,158	561,620	353,340

OPERATING INCOME (LOSS):	27,875	27,438	(3,553)	9,383

Other Income (Expense):
Interest income	231	217	2,601	740
Other income	767	—	879	—
Interest expense, net	(19,152)	(14,547)	(32,980)	(20,993)
Other expense	2	—	(255)	—

Total other (expense) income	(18,152)	(14,330)	(29,755)	(20,253)

INCOME (LOSS) BEFORE INCOME TAXES	9,723	13,108	(33,308)	(10,870)

State income tax provision	352	236	772	774

NET INCOME (LOSS)	$9,371	$12,872	$(34,080)	$(11,644)

Eagle Rock Energy Partners, L.P.
Consolidated Balance Sheets
(unaudited)

($ in thousands)	September 30,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$84,557	$10,581
Accounts receivable	122,020	43,567
Risk management assets	30,213	13,837
Prepayments and other current assets	2,139	2,679

	238,929	70,664

Property plant and equipment — net	1,249,110	554,063
Intangible assets — net	151,664	130,001
Risk management assets	9,252	17,373
Other assets	13,804	7,800

Total assets	$1,662,759	$779,901

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$130,591	$49,558
Due to affiliate	17,437	—
Accrued liabilities	20,754	7,996
Risk management liabilities	16,974	1,005

	185,756	58,559

Long-term debt	561,131	405,731
Asset retirement obligations	9,045	1,819
Deferred tax liability	3,045	1,229
Risk management liabilities	36,320	20,576
Other	315	—
Members’ equity
Common unit holders	716,942	116,283
Subordinated unit holders	151,749	176,248
General partner	(1,544)	(544)

	867,147	291,987

Total Liabilities and Members’ Equity	$1,662,759	$779,901

Eagle Rock Energy Partners, L.P.
Operating Income
($ in thousands)

			Nine Months Ending		Three Months
	Three Months Ended		September 30		Ended
	Sept 2007	Sept 2006	2007	2006	June 2007
Midstream
Revenues:
Sales of natural gas, NGLs, oil and condensate	$233,987	132,907	535,728	373,001	$191,621
Gathering and treating services	7,723	4,549	19,271	10,495	6,883
Other	1,388	109	1,007	436	—

Total revenues	243,098	137,565	556,006	383,932	198,504
Cost of goods sold	196,839	100,723	451,838	288,881	164,364

Segment gross profit	46,259	36,842	104,168	95,051	34,140
Operating costs and expenses:
Operations and maintenance	12,858	9,094	31,992	23,892	11,212
Taxes other than income	786	651	2,217	1,045	728
Depletion, depreciation and amortization	14,850	11,244	39,098	31,459	12,617

Total operating costs and expenses	28,494	20,989	73,307	56,396	24,557

Operating income	$17,765	$15,853	$30,861	$38,655	$9,583

Upstream
Revenues:
Oil and condensate	$9,588	$—	$9,588	$—	$—
Natural gas	4,375	—	4,375	—	—
NGLs	5,106	—	5,106	—	—

Total revenues	19,069	—	19,069	—	—

Segment gross profit	19,069	—	19,069	—	—
Operating costs and expenses:
Operations and maintenance	4,025	—	4,025	—	—
Taxes other than income	1,797	—	1,797	—	—
Depletion, depreciation and amortization	6,896	—	6,896	—	—

Total operating costs and expenses	12,718	—	12,718	—	—

Operating income	$6,351	$—	$6,351	$—	$—

Minerals
Revenues:
Oil and condensate	$3,080	$—	$4,613	$—	$1,533
Natural gas	1,850	—	3,340	—	1,490
NGLs	527	—	625	—	98
Lease bonus, rentals and other	552	—	623	—	71

Total revenues	6,009	—	9,201	—	3,192

Segment gross profit	6,009	—	9,201	—	3,192
Operating costs and expenses:
Operations and maintenance	—	—	—	—	—
Taxes other than income	163	—	348	—	185
Depletion, depreciation and amortization	3,359	—	4,891	—	1,532

Total operating costs and expenses	3,522	—	5,239	—	1,717

Operating income	$2,487	$—	$3,962	$—	$1,475

Eagle Rock Energy Partners, L.P.
Operating Income
($ in thousands)

			Nine Months Ending		Three Months
	Three Months Ended		September 30		Ended
	Sept 2007	Sept 2006	2007	2006	June 2007
Corporate
Revenues:
Realized commodity derivatives	$(177)	$(449)	$4,324	$122	$1,502
Unrealized commodity derivatives	8,865	14,480	(30,533)	(21,331)	(28,757)

Total revenues	8,688	14,031	(26,209)	(21,209)	(27,255)

Segment gross profit	8,688	14,031	(26,209)	(21,209)	(27,255)
General and administrative	7,196	2,446	16,587	8,063	5,170
Other expense	220	—	1,931	—	—

Operating income	$1,272	$11,585	$(44,727)	$(29,272)	$(32,425)

Total
Revenues:
Sales of natural gas, NGLs, oil and condensate	$253,056	$132,907	$554,797	$373,001	$191,621
Gathering and treating services	7,723	4,549	19,271	10,495	6,883
Minerals and royalty income	6,009	—	9,201	—	3,192
Commodity derivatives	8,688	14,031	(26,209)	(21,209)	(27,255)
Other	1,388	109	1,007	436	—

Total revenues	276,864	151,596	558,067	362,723	174,441

Cost of goods sold	196,839	100,723	451,838	288,881	164,364

Total segment gross profit	80,025	50,873	106,229	73,842	10,077

Costs and expenses:
Operating	16,883	9,094	36,017	23,892	11,212
Taxes other than income	2,746	651	4,362	1,045	913
General and administrative	7,196	2,446	16,587	8,063	5,170
Other expense	220	—	1,931	—	—
Depletion, depreciation and amortization	25,105	11,244	50,885	31,459	14,149

Total Costs and Expenses	52,150	23,435	109,782	64,459	31,444

Total operating income (loss)	27,875	27,438	(3,553)	9,383	(21,367)

Other income (expense):
Interest income	231	217	2,601	740	176
Other income	767	—	879	—	91
Interest expense	(10,723)	(7,947)	(29,425)	(23,632)	(8,657)
Unrealized interest rate derivatives	(8,429)	(6,600)	(3,555)	2,639	6,485
Other income (expense)	2	—	(255)	—	(255)

Total other income (expense)	(18,152)	(14,330)	(29,755)	(20,253)	(2,160)

Income (loss) before taxes	9,723	13,108	(33,308)	(10,870)	(23,527)

Income tax provision	352	236	772	744	256

Net income (loss)	$9,371	$12,872	$(34,080)	$(11,614)	$(23,783)

Adjusted EBITDA	$45,155	$24,202	$81,407	$62,173	$22,159

Eagle Rock Energy Partners, L.P.
GAAP to Non-GAAP Reconciliations
($ in thousands)
Adjusted EBITDA to net income (loss)

			Nine Months Ending		Three Months
	Three Months Ended		September 30		Ended
	Sept 2007	Sept 2006	2007	2006	June 2007
Adjusted EBITDA	$45,155	$24,202	$81,407	$62,173	$22,159
Less:
Interest — net including realized risk management instruments	10,490	7,730	27,079	22,892	8,736
Restricted units non-cash amortization expense	820	—	1,611	—	620
Other (income)/expense	(767)	—	(879)	—	(91)
Income tax provision	352	236	772	744	256
Plus:
Depletion, depreciation and amortization expense	(25,105)	(11,244)	(50,885)	(31,459)	(14,149)
Risk management interest related instruments-unrealized	(8,429)	(6,600)	(3,555)	2,639	6,485
Risk management instruments-unrealized	8,865	14,480	(30,533)	(21,331)	(28,757)
Other operating expense	(220)	—	(1,931)	—	—

Net income (loss) as reported	$9,371	$12,872	$(34,080)	$(11,614)	$(23,783)

Total Segment gross profit reconciliation to net income/(loss)

Segment gross profit	$80,025	$50,873	$106,229	$73,842	$10,077
Less:
General and administrative expense	7,196	2,446	16,587	8,063	5,170
Operations and maintenance expense	16,883	9,094	36,017	23,892	11,212
Depletion, depreciation and amortization expense	25,105	11,244	50,885	31,459	14,149
Taxes other than income	2,746	651	4,362	1,045	913
Risk management interest related instruments-unrealized	8,429	6,600	3,555	(2,639)	(6,485)
Interest — net including realized risk management instruments	10,490	7,730	27,079	22,892	8,736
Other operating expense	220	—	1,931	—	—
Income tax provision	352	236	772	744	256
Plus:
Other income	767	—	879	—	91

Net income (loss) as reported	$9,371	$12,872	$(34,080)	$(11,614)	$(23,783)

Eagle Rock Energy Partners, L.P.
Midstream Operations Information

			Nine Months Ending		Three Months
	Three Months Ended		September 30		Ended
	Sep-07	Sep-06	2007	2006	June 2007
Gas gathering volumes (Average Mcf/d)
Texas Panhandle	164,544	147,507	147,523	145,630	138,032
East Texas/Louisiana	155,540	87,770	125,590	71,818	131,535
South Texas	107,388	N/A	58,451	N/A	67,574

Total	427,472	235,277	331,564	217,448	337,141

NGLs and condensate (Equity gallons)
Texas Panhandle	23,644,648	25,066,298	65,278,803	73,041,188	21,641,964
East Texas/Louisiana	4,742,723	3,336,341	12,573,603	9,992,939	4,823,502
South Texas	162,876	N/A	162,876	N/A	N/A

Total	28,550,247	28,402,639	78,015,282	83,034,127	26,465,466

Natural gas short position (Average MMBtu/d)
Texas Panhandle	(6,330)	(8,096)	(7,389)	(7,977)	(9,320)
East Texas/Louisiana	1,116	1,931	1,485	834	668
South Texas	500	N/A	167	N/A	N/A

Total	(4,714)	(6,165)	(5,737)	(7,143)	(8,652)

Average realized price — NGL
Texas Panhandle	$1.27	$1.11	$1.16	$1.05
East Texas/Louisiana	$1.06	$0.97	$0.99	$0.89
South Texas	$1.51	N/A	$1.51	N/A
Weighted average	$1.21	$1.07	$1.12	$1.02

Average realized price — condensate
Texas Panhandle	$63.41	$63.31	$54.62	$60.30
East Texas/Louisiana	$75.48	$69.71	$66.46	$57.31
South Texas	$71.76	N/A	$69.88	N/A
Weighted average	$64.34	$63.57	$55.51	$60.23

Average realized price — natural gas
Texas Panhandle	$5.45	$5.75	$6.02	$6.11
East Texas/Louisiana	$5.86	$6.10	$6.39	$6.06
South Texas	$5.99	N/A	$6.62	N/A
Weighted average	$5.71	$5.76	$6.25	$6.11

Eagle Rock Energy Partners, L.P.
Upstream Operations Information

			Nine Months Ending		Three Months
	Three Months Ended		September 30		Ended
	Sep-07	Sep-06	2007	2006	June 2007

Upstream
Production:
Oil and condensate (Bbl)	140,799	N/A	140,799	N/A	N/A
Gas (Mcf)	666,298	N/A	666,298	N/A	N/A
NGLs (Bbl)	88,228	N/A	88,228	N/A	N/A
Total Mcfe	1,523,696	N/A	1,523,696	N/A	N/A

Realized prices, excluding derivatives:
Oil and condensate (Bbl)	$68.10	N/A	$68.10	N/A	N/A
Gas (Mcf)	$6.57	N/A	$6.57	N/A	N/A

Operating statistics:
OPEX per Mcfe (incl prod taxes)	$3.82	N/A	$3.82	N/A	N/A
OPEX per Mcfe (excl prod taxes)	$2.64	N/A	$2.64	N/A	N/A
Operating Income per Mcfe	$4.17	N/A	$4.17	N/A	N/A

Drilling program (gross wells):
Development wells	—	N/A	—	N/A	N/A
Completions	3	N/A	3	N/A	N/A
Workovers	2	N/A	2	N/A	N/A
Recompletions	—	N/A	—	N/A	N/A

Minerals
Production:
Oil and condensate (Bbl)	47,498	N/A	71,908	N/A	24,410
Gas (Mcf)	376,389	N/A	548,600	N/A	172,211
NGLs (Gal)	534,622	N/A	656,216	N/A	121,594
Total Mcfe	737,752	N/A	1,073,793	N/A	336,041

Realized prices, excluding derivatives:
Oil and condensate (Bbl)	$64.84	N/A	$64.14	N/A	$62.80
Gas (Mcf)	$4.92	N/A	$6.09	N/A	$8.65
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